                                                                    EXHIBIT 99.4


              Report of Independent Certified Public Accountants

Board of Directors and Stockholders
JeffBanks, Inc.

     We have audited the accompanying consolidated balance sheets of JeffBanks, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of JeffBanks, Inc. and Subsidiaries as of December 31, 1998 and 1997, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.



/s/ Grant Thornton LLP
----------------------------
Philadelphia, Pennsylvania
January 19, 1999

                       JeffBanks, Inc. and Subsidiaries

                          CONSOLIDATED BALANCE SHEETS



                                                                                          December 31,
                                                                                  ----------------------------
                                                                                      1998            1997
                                                                                  ------------   -------------
                                                                                         (in thousands)
                                      ASSETS
Cash and cash equivalents
   Cash and due from banks ....................................................    $   54,599     $   52,601
   Federal funds sold .........................................................            --         95,236
                                                                                   ----------     ----------
                                                                                       54,599        147,837

Investment securities available for sale ......................................       301,366        364,501
Investment securities held to maturity ........................................           677            682
Mortgages held for sale .......................................................        14,600          4,327
Loans, net ....................................................................     1,202,932        987,681
Premises and equipment, net ...................................................        24,085         19,518
Accrued interest receivable ...................................................        15,929          9,094
Other real estate owned .......................................................         3,114          2,265
Goodwill ......................................................................         4,059          4,435
Other assets ..................................................................        15,745         20,670
                                                                                   ----------     ----------
    Total assets ..............................................................    $1,637,106     $1,561,010
                                                                                   ==========     ==========

                                    LIABILITIES
Deposits
   Demand (non-interest bearing) ..............................................    $  207,881     $  156,167
   Savings and money market ...................................................       465,984        421,321
   Time deposits ..............................................................       477,057        398,476
   Time deposits, $100,000 and over ...........................................       125,358        109,663
                                                                                   ----------     ----------
                                                                                    1,276,280      1,085,627

Securities sold under repurchase agreements ...................................        39,635         70,911
FHLB advances - short term ....................................................        55,000        148,000
FHLB advances - long term .....................................................        54,182         55,511
Subordinated notes and debentures .............................................        32,000         34,750
Guaranteed preferred beneficial interest in the Company's subordinated debt ...        25,300         25,300
Accrued interest payable ......................................................        15,444         15,734
Other liabilities .............................................................         7,587          3,371
                                                                                   ----------     ----------
    Total liabilities .........................................................     1,505,428      1,439,204

                                SHAREHOLDERS' EQUITY
Common stock - authorized, 20,000,000 shares of $1.00 par value; issued and
 outstanding, 10,486,620 and 6,094,000 shares, respectively ...................        10,487          6,094
Additional paid-in capital ....................................................        97,308         95,150
Retained earnings .............................................................        21,933         19,308
Accumulated other comprehensive income ........................................         1,950          1,254
                                                                                   ----------     ----------
    Total shareholders' equity ................................................       131,678        121,806
                                                                                   ----------     ----------
    Total liabilities and shareholders' equity ................................    $1,637,106     $1,561,010
                                                                                   ==========     ==========


        The accompanying notes are an integral part of these statements.

                       JeffBanks, Inc. and Subsidiaries
                       CONSOLIDATED STATEMENTS OF INCOME



                                                                            Year ended December 31,
                                                                     --------------------------------------
                                                                         1998          1997         1996
                                                                     ------------   ----------   ----------
                                                                     (in thousands, except per share data)
Interest income
 Loans, including fees ...........................................    $  99,924      $ 87,794     $ 86,145
 Investment securities ...........................................       21,025        18,895       18,548
 Federal funds sold ..............................................        2,544         3,931        2,407
                                                                      ---------      --------     --------
                                                                        123,493       110,620      107,100
                                                                      ---------      --------     --------
Interest expense
 Time deposits, $100,000 and over ................................        6,560         5,482        5,362
 Other deposits ..................................................       42,298        35,294       34,886
 FHLB advances ...................................................        7,303         6,586        6,238
 Subordinated notes and debentures ...............................        3,026         3,095        2,621
 Preferred securities ............................................        2,341         2,119           --
 Securities sold under repurchase agreements .....................        2,192         3,076        2,834
                                                                      ---------      --------     --------
                                                                         63,720        55,652       51,941
                                                                      ---------      --------     --------
   Net interest income ...........................................       59,773        54,968       55,159
Provision for credit losses ......................................        5,963         3,700       10,115
                                                                      ---------      --------     --------
   Net interest income after provision for credit losses .........       53,810        51,268       45,044
                                                                      ---------      --------     --------
Non-interest income
 Service fees on deposit accounts ................................        3,568         3,497        3,284
 Mortgage servicing fees .........................................        1,211         1,103        1,262
 Gain on sales of residential mortgages and capitalized mortgage
   servicing rights ..............................................        3,388         3,105        2,646
 Gain on sales of investment securities ..........................        1,152           515          245
 Merchant credit card deposit fees ...............................        2,420         1,968        1,593
 Credit card fee income ..........................................          797           432          145
 Other ...........................................................        2,679         2,583        1,321
                                                                      ---------      --------     --------
                                                                         15,215        13,203       10,496
                                                                      ---------      --------     --------
Non-interest expense
 Salaries and employee benefits ..................................       24,210        21,693       20,765
 Occupancy expense ...............................................        4,623         4,187        4,205
 Depreciation ....................................................        2,451         2,070        2,023
 FDIC expense ....................................................          124           496           87
 Data processing expense .........................................        1,240           979        1,447
 Legal ...........................................................        1,907         2,234        1,477
 Stationery, printing and supplies ...............................        1,303           957          941
 Shares tax ......................................................        1,010           951          904
 Advertising .....................................................        1,445         1,227        1,225
 Other real estate owned maintenance expense .....................          345           201          230
 Loss on sale and write-downs of other real estate owned .........          170           454          500
 Amortization of intangibles .....................................          919         1,360        1,371
 Merchant credit card deposit expense ............................        1,954         1,597        1,218
 Credit card origination expense .................................          838           490          235
 Credit card processing expense ..................................          874           577          318
 IPF servicing ...................................................           --           567        2,323
 Other ...........................................................       10,180         6,530        6,953
                                                                      ---------      --------     --------
                                                                         53,593        46,570       46,222
                                                                      ---------      --------     --------
   Income before income taxes ....................................       15,432        17,901        9,318
Income taxes .....................................................        4,000         4,570        4,238
                                                                      ---------      --------     --------
   Net income ....................................................       11,432        13,331        5,080
Preferred stock dividends ........................................           --          (467)        (142)
                                                                      ---------      --------     --------
   Net income available to common shareholders ...................    $  11,432      $ 12,864     $  4,938
                                                                      =========      ========     ========
Per share data
 Net income per common share - basic .............................    $    1.11      $   1.33     $   0.56
 Net income per common share - diluted ...........................    $    1.04      $   1.25     $   0.53


The accompanying notes are an integral part of these statements.

                       JeffBanks, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE
                                    INCOME



                                                                              Additional
                                                    Common       Preferred      paid-in
                                                     stock         stock        capital
                                                 ------------  ------------  ------------
                                                  (in thousands, except per share data)
Balance at January 1, 1996 ....................    $  5,011       $ 177        $ 76,726
Net income ....................................          --          --              --
Conversion of preferred stock .................          25         (25)             --
Issuance of common stock for 401(k)
 plan .........................................          10          --             255
Issuance of common stock ......................          45          --             955
Costs to establish a dividend reinvestment
 plan .........................................          --          --             (26)
Issuance of common stock for dividend
 reinvestment plan ............................           7          --             166
Issuance of preferred stock as dividends ......          --          14             383
Cash dividends on common stock ................          --          --              --
Warrants exercised ............................          50          --             826
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --          --              --
                                                   --------       -------      --------
Comprehensive income ..........................          --          --              --
Balance at December 31, 1996 ..................       5,148         166          79,285
Net income ....................................          --          --              --
Issuance of common stock for 401(k)
 plan .........................................          19          --             493
Issuance of preferred stock ...................          --           5             101
Issuance of preferred stock as dividends ......          --          13             454
Issuance of common stock for dividend
 reinvestment plan ............................           7          --             220
Warrants and stock options exercised ..........          22          --             357
Conversion of preferred stock .................         179        (179)             --
Redemption of preferred stock .................           1          (5)           (139)
Stock issued to acquire minority interest .....         481          --           8,273
Cash dividends on common stock ................          --          --              --
5% stock dividend .............................         237          --           6,106
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --          --              --
                                                   --------       -------      --------
Comprehensive income ..........................          --          --              --
Balance at December 31, 1997 ..................       6,094          --          95,150
Net income ....................................          --          --              --
Issuance of common stock for dividend
 reinvestment plan ............................           5          --             165
Warrants and stock options exercised ..........         257          --           2,318
Cash dividends on common stock ................          --          --              --
Stock split ...................................       4,147          --              --
Purchase of common stock for benefit
 plan .........................................         (16)         --            (325)
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --          --              --
                                                   --------       -------      --------
Comprehensive income ..........................          --          --              --
Balance at December 31, 1998 ..................    $ 10,487       $  --        $ 97,308
                                                   ========       =======      ========

(RESTUBBED TABLE)

                                                                 Accumulated
                                                                    other
                                                   Retained     comprehensive    Comprehensive
                                                   earnings         income          income         Total
                                                 ------------  ---------------  --------------  -----------
                                                           (in thousands, except per share data)
Balance at January 1, 1996 ....................    $ 13,821        $   336              --       $ 96,071
Net income ....................................       5,080             --         $ 5,080          5,080
Conversion of preferred stock .................          --             --              --             --
Issuance of common stock for 401(k)
 plan .........................................          --             --              --            265
Issuance of common stock ......................          --             --              --          1,000
Costs to establish a dividend reinvestment
 plan .........................................          --             --              --            (26)
Issuance of common stock for dividend
 reinvestment plan ............................          --             --              --            173
Issuance of preferred stock as dividends ......        (397)            --              --             --
Cash dividends on common stock ................      (2,332)            --              --         (2,332)
Warrants exercised ............................          --             --              --            876
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --           (830)           (830)          (830)
                                                   --------        -------         -------       --------
Comprehensive income ..........................          --             --         $ 4,250             --
                                                                                   =======
Balance at December 31, 1996 ..................      16,172           (494)             --        100,277
Net income ....................................      13,331             --          13,331         13,331
Issuance of common stock for 401(k)
 plan .........................................          --             --              --            512
Issuance of preferred stock ...................          --             --              --            106
Issuance of preferred stock as dividends ......        (467)            --              --             --
Issuance of common stock for dividend
 reinvestment plan ............................          --             --              --            227
Warrants and stock options exercised ..........          --            ---              --            379
Conversion of preferred stock .................          --             --              --             --
Redemption of preferred stock .................          --             --              --           (143)
Stock issued to acquire minority interest .....          --             --              --          8,754
Cash dividends on common stock ................      (3,385)            --              --         (3,385)
5% stock dividend .............................      (6,343)            --              --             --
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --          1,748           1,748          1,748
                                                   --------        -------         -------       --------
Comprehensive income ..........................          --             --         $15,079             --
                                                                                   =======
Balance at December 31, 1997 ..................      19,308          1,254              --        121,806
Net income ....................................      11,432             --          11,432         11,432
Issuance of common stock for dividend
 reinvestment plan ............................          --             --              --            170
Warrants and stock options exercised ..........          --             --              --          2,575
Cash dividends on common stock ................      (4,660)            --              --         (4,660)
Stock split ...................................      (4,147)            --              --             --
Purchase of common stock for benefit
 plan .........................................          --             --              --           (341)
Other comprehensive income, net of
 reclassification adjustments and taxes .......          --            696             696            696
                                                   --------        -------         -------       --------
Comprehensive income ..........................          --             --         $12,128             --
                                                                                   =======
Balance at December 31, 1998 ..................    $ 21,933        $ 1,950                       $131,678
                                                   ========        =======                       ========

         The accompanying notes are an integral part of this statement.

                       JeffBanks, Inc. and Subsidiaries

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                               Year ended December 31,
                                                                    ---------------------------------------------
                                                                         1998            1997            1996
                                                                    -------------   -------------   -------------
                                                                                   (in thousands)
Operating activities
 Net income .....................................................    $   11,432      $   13,331      $    5,080
 Adjustments to reconcile net income to net cash provided by operating activities
   Depreciation and amortization ................................         4,174           4,568           5,733
   Provision for credit losses ..................................         5,963           3,700          10,115
   Gain on sales of investment securities .......................        (1,152)           (515)           (245)
   Mortgage loans originated for sale ...........................      (203,172)       (118,022)       (159,027)
   Mortgage loan sales ..........................................       192,899         113,945         173,864
   Increase in interest receivable ..............................        (6,835)           (133)           (111)
   (Decrease) increase in interest payable ......................          (290)          2,858             118
   Decrease (increase) in other assets ..........................         4,009          (4,444)         (5,495)
   Increase in other liabilities ................................         4,216           1,158             986
                                                                     ----------      ----------      ----------
    Net cash provided by operating activities ...................        11,244          16,446          31,018
                                                                     ----------      ----------      ----------
Investing activities
 Proceeds from sales of investment securities available for sale        157,486         128,628          31,189
 Proceeds from maturities of investment securities available
   for sale .....................................................       101,221          65,285          80,548
 Proceeds from maturities of investment securities held to
   maturity .....................................................            --          11,287          18,815
 Purchases of investment securities available for sale ..........      (194,150)       (288,709)       (112,256)
 Proceeds from sales of other real estate owned .................         1,629           2,390           3,147
 Net increase in loans ..........................................      (223,692)        (93,591)        (52,060)
 Purchases of premises and equipment ............................        (7,018)         (5,311)         (3,773)
                                                                     ----------      ----------      ----------
    Net cash used in investing activities .......................      (164,524)       (180,021)        (34,390)
                                                                     ----------      ----------      ----------
Financing activities
 Net increase (decrease) in deposits ............................       190,653         113,414         (64,385)
 Net (decrease) increase in repurchase agreements ...............       (31,276)         (2,853)         27,215
 Net proceeds from issuance of common stock .....................         2,745           9,872           2,287
 Net proceeds from issuance of preferred stock ..................            --             (37)             --
 Purchase of common stock for benefit plan ......................          (341)             --              --
 (Decrease) increase in FHLB advances ...........................       (94,329)         71,625           5,832
 (Redemption) issuance of subordinated notes ....................        (2,750)             --          23,000
 Proceeds from issuance of preferred securities .................            --          25,300              --
 Dividends paid on common stock .................................        (4,660)         (3,385)         (2,441)
                                                                     ----------      ----------      ----------
    Net cash provided by (used in) financing activities .........        60,042         213,936          (8,492)
                                                                     ----------      ----------      ----------
Net (decrease) increase in cash and cash equivalents ............       (93,238)         50,361         (11,864)
Cash and cash equivalents at beginning of year ..................       147,837          97,476         109,340
                                                                     ----------      ----------      ----------
Cash and cash equivalents at end of year ........................    $   54,599      $  147,837      $   97,476
                                                                     ==========      ==========      ==========

        The accompanying notes are an integral part of these statements.

                       JeffBanks, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

     The accounting policies followed by JeffBanks, Inc. (the Company), and its wholly-owned subsidiaries, Jefferson Bank (JBPA) and Jefferson Bank of New Jersey (JBNJ) (collectively referred to as the Banks), conform to generally accepted accounting principles and predominant practices within the banking industry. The Company is registered under the Bank Holding Company Act of 1956. The Banks are state-chartered banks regulated by the Pennsylvania Department of Banking and the New Jersey Department of Banking, respectively, and the Federal Deposit Insurance Corporation.

     The Banks operate as commercial banks offering a wide variety of commercial loans and, to a lesser degree, consumer credits, primarily indirect automobile loans. Their primary future strategic aim is to establish a reputation and market presence as the "small and middle market business bank" in their principal markets. The Company funds its loans primarily by offering time, savings and money market, and demand deposit accounts to both commercial enterprises and individuals. Additionally, the Company originates and, in limited amounts, purchases residential mortgage loans, and services such loans which are owned by other investors. Also, the Company serves as a processor of merchant credit card deposits. However, these activities are peripheral to the Company's core business of commercial and consumer lending, and represent less significant aspects of its operations, as determined by their net contributions to net income. Principal markets consist of Philadelphia and contiguous Pennsylvania and southern New Jersey counties.

     The Company and the Banks are subject to regulations of certain state and federal agencies and, accordingly, they are periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Banks' business is particularly susceptible to being affected by state and federal legislation and regulations.

 Basis of financial statement presentation

     The accounting and reporting policies of the Company and the Banks conform with generally accepted accounting principles and predominant practices within the banking industry. All intercompany balances and transactions have been eliminated. As described in note 2, the Company's acquisitions of Regent National Bank in 1998 and United Valley Bank in 1997 were accounted for under the pooling of interests method of accounting. Accordingly, all prior period amounts have been restated to reflect the acquisitions.

     The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions also affect reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates implicit in these financial statements are as follows.

     The principal estimates that are particularly susceptible to significant change in the near term relate to the allowance for credit losses; certain intangible assets, such as goodwill, core deposits, and mortgage servicing rights; and other real estate owned.

     The evaluation of the adequacy of the allowance for credit losses includes, among other factors, an analysis of historical loss rates, by category, applied to current loan totals. However, actual losses may be higher or lower than historical trends, which vary. Actual losses on specified problem loans, which also are provided for in the evaluation, may vary from estimated loss percentages, which are established based upon a limited number of potential loss classifications.

     Substantially all outstanding goodwill resulted from the acquisition of Constitution Bank in 1996, a central Philadelphia institution which had developed a compelling, if not predominant, market position of being the small business bank in Philadelphia. As the result of Constitution Bank's market penetration, JBPA had formulated its own strategy to create such a market role. Accordingly, implicit in the purchase of the Constitution Bank franchise was the acquisition of that role. However, if such benefits, including new business, are not derived or JBPA changes its business plan, estimated amortization may increase and/or a charge for impairment may be recognized.

     Core deposit intangibles are amortized over estimated lives of deposit accounts. However, decreases in deposit lives may result in increased amortization and/or a charge for impairment may be recognized.

     Mortgage servicing rights are amortized consistent with prepayment estimates. However, if prepayments differ from those estimates, or if market values decline in excess of amortization recognized, future amortization may increase and/or a charge for impairment may be recognized.

     Other real estate owned is written down to market based both upon estimates derived through appraisals and other resources. However, realization of sales proceeds may ultimately be higher or lower than those estimates.

                       JeffBanks, Inc. and Subsidiaries

     Direct origination costs for credit cards are capitalized and amortized over card terms to match related expense with future growth in balances and resulting income. However, if such growth in balances and income does not occur, estimated amortization may increase and/or a charge for impairment may be recognized.

     The Company's securities and loan portfolios include interest on investments which is exempt from federal and state income tax under current tax laws. Should tax rates be reduced or tax laws be changed to reduce exemptions, after tax yields would be reduced.

     The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which is effective for years beginning after December 15, 1997. This new standard requires entities presenting a complete set of financial statements to include details of comprehensive income. Comprehensive income consists of net income or loss for the current period and income, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. The adoption of SFAS No. 130 has not had a material effect on the presentation of the Company's financial position or results of operations.

     The FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which is effective for all periods beginning after December 15, 1997. SFAS No. 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. Management has determined that under current conditions, the Company will report one business segment.

 Investment securities

     The Company accounts for its investment securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." This standard requires investments in securities to be classified in one of three categories: held to maturity, trading, or available for sale. Investments in debt and equity securities, for which management has both the ability and intent to hold to maturity, are carried at cost, adjusted for the amortization of premiums and accretion of discounts computed by the interest method. Investments in debt and equity securities, which management believes may be sold prior to maturity due to changes in interest rates, prepayment risk and equity, liquidity requirements, or other factors, are classified as available for sale. Net unrealized gains and losses for such securities, net of tax effect, are reported in other comprehensive income and excluded from the determination of net income. The Company does not engage in security trading. Gains or losses on disposition of investment securities are based on the net proceeds and the adjusted carrying amount of the securities sold using the specific identification method.

 Loans and allowance for credit losses

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and are net of unearned discount, unearned loan fees and an allowance for credit losses. The allowance for credit losses is established through a provision for credit losses charged to expense. Loan principal considered to be uncollectible by management is charged against the allowance for credit losses. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible based upon an evaluation of known and inherent risks in the loan portfolio. The evaluation takes into consideration such factors as changes in the nature and size of the loan portfolio, overall portfolio quality, specific problem loans, and current and future economic conditions which may affect the borrowers' ability to pay. The evaluation also details historical losses by loan category, the resulting loss rates for which are projected at current loan total amounts.

     Interest income is accrued as earned on a simple interest basis. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on such non-accrual status, all accumulated accrued interest receivable applicable to periods prior to the current year is charged off to the allowance for credit losses. Interest which had accrued in the current year is reversed out of current period income. Loans 90 days or more past due and still accruing interest must have both principal and accruing interest adequately secured and must be in the process of collection.

                       JeffBanks, Inc. and Subsidiaries

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES  -- (Continued)

     The Company accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". This standard requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral-dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable.

 Bank premises and equipment

     Bank premises and equipment, including leasehold improvements, are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful lives of the improvements or the terms of the related leases.

 Other real estate owned

     Other real estate owned, representing property acquired through foreclosure, is carried at the lower of the principal balance of the secured loan or fair value less estimated disposal costs of the acquired property. Costs relating to holding the assets are charged to expense. Loans in the amount of $-0- and $511,000 in 1998 and 1997, respectively, were made on competitive terms and in conformity with normal underwriting standards to facilitate the sale of other real estate owned.

 Goodwill and core deposit intangibles

     Substantially all outstanding goodwill resulted from the acquisition of Constitution Bank in 1996 and is being amortized on a straight-line basis over approximately 15 years. The unamortized balance at December 31, 1998 and 1997 was $3,637,000 and $3,958,000, respectively. In connection with management's evaluation of the realizability of its deferred tax assets associated with recent acquisitions, it was determined that the deferred tax asset was more realizable than not. Accordingly, at December 31, 1997, the deferred tax valuation account and goodwill were reduced by $3,668,000.

     Additionally, as a result of the Constitution Bank acquisition, the Company recognized approximately $2,300,000 of core deposit intangibles which is being amortized on a straight-line basis over approximately seven years. The unamortized balance at December 31, 1998 and 1997 was $1,231,000 and $1,560,000, respectively.

 Other assets

     Deferred financing fees of $1,153,000, related to the issuance of trust preferred securities are being amortized over the remainder of the 30-year term of the underlying obligations. The unamortized balance at December 31, 1998 and 1997 was $1,082,000 and $1,121,000, respectively.

     Deferred financing fees of $1,368,000, related to the issuance of subordinated notes and debentures, are being amortized over the remainder of the original 10-year term of the instruments and are included in other assets. The unamortized balances at December 31, 1998 and 1997 were $916,000 and $1,061,000, respectively.

     Certain direct origination costs for credit cards are capitalized and are being amortized over a two-year or four-year period depending on the term of the credit card. At December 31, 1998 and 1997, the unamortized balance was $1,563,000 and $2,276,000, respectively.

 Mortgage servicing

     The Company performs various servicing functions on loans owned by others. A fee, usually based on a percentage of the outstanding principal balance of the loan, is received for these services. At December 31, 1998 and 1997, the Company was servicing approximately $363,350,000 and $363,805,000, respectively, of loans for others.

     During 1998, 1997 and 1996, the Banks purchased $77,000, $18,000, and
$22,000, respectively, of mortgage servicing rights. The servicing rights are amortized in proportion to and over the period of estimated net servicing income. Additional amortization is recognized when prepayments exceed expected amounts. Unamortized purchased mortgage servicing rights are included in other assets and amounted to $513,000 and $640,000 at December 31, 1998 and 1997, respectively. Amortization expense amounted to $204,000, $178,000 and $207,000 in 1998, 1997 and 1996, respectively. At December 31, 1998 and 1997, JBPA maintained $560,000 and $466,000, respectively, of escrow balances associated with the servicing portfolio.

                       JeffBanks, Inc. and Subsidiaries

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES  -- (Continued)

     On January 1, 1997, the Company adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of
Liabilities," as amended by SFAS No. 127, "Deferral of the Effective Date of Certain Provision of SFAS No. 125," which provides accounting guidance on transfers of financial assets, servicing of financial assets and extinguishments of liabilities. The Company originates mortgages under a definitive plan to sell or securitize those loans and service the loans owned by the investor. Upon the transfer of the mortgage loans in a sale or a securitization, the Company records the servicing assets retained in accordance with SFAS No. 125. The Company recorded mortgage servicing rights of $1,599,000 and $666,000 in 1998 and 1997, respectively, resulting from the respective sales of $192,899,000 and $113,945,000 of mortgages in those years. Amortization of these mortgage servicing rights is recognized in accordance with policies for purchased mortgages, as previously discussed. The unamortized balance of mortgage servicing rights retained at December 31, 1998 and 1997 was $2,363,000 and $945,000, respectively.


 Long-lived assets


     The Company accounts for long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 provides guidance on when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangibles and how to value long-lived assets to be disposed of.


 Mortgages held for sale


     Mortgages held for sale are recorded at cost, which approximates market. These mortgages are typically sold within three months of origination without recourse to the Banks.


 Restrictions on cash and due from banks


     The Banks are required to maintain reserves against customer demand deposits by keeping cash on hand or balances with the Federal Reserve Bank in a non-interest bearing account. The amounts of those reserves and cash balances at December 31, 1998 and 1997 were approximately $13,697,000 and $9,273,000, respectively.

 Earnings per common share

     The Company follows the provisions of SFAS No. 128, "Earnings Per Share," which eliminated primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shareholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Earnings per share calculations for 1996 have been restated to reflect the adoption of SFAS No. 128.

 Advertising costs

     The Company expenses advertising costs as incurred.

 Employee benefit plans

     The Banks have certain employee benefit plans covering substantially all employees. The Banks accrue such costs as incurred.

     The Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," on January 1, 1996, which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the standard permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. The Company's stock option plans are accounted for under APB Opinion No. 25.

                       JeffBanks, Inc. and Subsidiaries

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES  -- (Continued)

 Statement of cash flows

     Cash and cash equivalents are defined as cash on hand, cash items in the process of collection, amounts due from banks and federal funds sold with an original maturity of three months or less. Cash paid for income taxes was $4,517,000, $3,172,000 and $3,275,000 in 1998, 1997 and 1996, respectively.
Cash paid for interest was $64,011,000, $52,819,000 and $52,178,000 in 1998,
1997 and 1996, respectively. Loans transferred to other real estate owned were $2,867,000, $2,095,000 and $4,888,000 in 1998, 1997 and 1996, respectively.

 Comprehensive income

                                                                           December 31, 1998
                                                                ---------------------------------------
                                                                                   Tax         Net of
                                                                 Before tax     (expense)        tax
                                                                   amount        benefit       amount
                                                                ------------   -----------   ----------
Unrealized gains (losses) on securities
 Unrealized holding gains arising during the period .........      $ 2,235       $  (790)     $ 1,445
 Less reclassification adjustment for gains
   (losses) realized in net income ..........................        1,152          (403)         749
                                                                   -------       -------      -------
Other comprehensive income, net .............................      $ 1,083       $  (387)     $   696
                                                                   =======       =======      =======

                                                                              December 31, 1997
                                                                   ---------------------------------------
                                                                                      Tax         Net of
                                                                    Before tax     (expense)        tax
                                                                      amount        benefit       amount
                                                                   ------------   -----------   ----------
Unrealized gains (losses) on securities ........................
 Unrealized holding gains arising during the period ............      $ 3,207      $ (1,124)     $ 2,083
 Less reclassification adjustment for gains (losses) realized in
   net income ..................................................          515          (180)         335
                                                                      -------      --------      -------
Other comprehensive income, net ................................      $ 2,692      $   (944)     $ 1,748
                                                                      =======      ========      =======

                                                                            December 31, 1996
                                                                 ----------------------------------------
                                                                                    Tax          Net of
                                                                  Before tax     (expense)        tax
                                                                    amount        benefit        amount
                                                                 ------------   -----------   -----------
Unrealized gains (losses) on securities
 Unrealized holding losses arising during the period .........    $  (1,027)       $ 356        $  (671)
 Less reclassification adjustment for gains
   (losses) realized in net income ...........................          245          (86)           159
                                                                  ---------        -----        -------
Other comprehensive income, net ..............................    $  (1,272)       $ 442        $  (830)
                                                                  =========        =====        =======

                       JeffBanks, Inc. and Subsidiaries

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES  -- (Continued)

     Other information

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activity. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge. The accounting for changes in the fair value of derivative (gains and losses) depends on the intended use of the derivative and resulting designation. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Earlier application is permitted only as of the beginning of any fiscal quarter. Management is currently reviewing the provisions of SFAS No. 133.

     Reclassifications

     Certain reclassifications have been made to the prior period financial statements to conform to the 1998 presentation.

NOTE 2 -- ACQUISITIONS AND MERGERS

     In July 1998, the Company through JBPA, completed a merger with Regent National Bank. Under the terms of the Merger, each share of Regent National Bank common stock was converted into .505 of a share of the Company's common stock, as adjusted for the stock split, resulting in the issuance of 1,721,960 shares of the Company's common stock. In addition, outstanding options to purchase the acquired institution's common stock were converted into options to purchase 184,830 shares of the Company's common stock at an average exercise price of $15.76 per share. This transaction was accounted for under the pooling of interests method of accounting.

     The results of operations of previous separate companies follows:




                                                            Year ended
                                                         December 31, 1998
                                                     -------------------------
                                                                       Net
                                                       Revenue        income
                                                     -----------   -----------
                                                          (in thousands)
JeffBanks, Inc. ..................................    $114,057      $ 14,371
Regent National Bank as of July 31, 1998 .........       9,436        (2,939)
                                                      --------      --------
                                                      $123,493      $ 11,432
                                                      ========      ========

     In January 1997, the Company, through JBPA, completed a merger with United Valley Bank. Under the terms of the merger, each share of United Valley Bank common stock was converted into .593 of a share of the Company's common stock, resulting in the issuance of 1,311,236 shares of the Company's common stock. In addition, outstanding warrants to purchase the acquired institution's common stock were converted into warrants to purchase 446,916 shares of the Company's common stock, with an exercise price of $6.74 per share. This transaction was accounted for under the pooling of interests method of accounting.

                       JeffBanks, Inc. and Subsidiaries

NOTE 3 -- INVESTMENT SECURITIES

     The amortized cost, gross unrealized gains and losses, and the estimated fair value of the Company's available for sale and held to maturity securities are as follows:




                                                                December 31, 1998
                                             ------------------------------------------------------
                                                               Gross          Gross
                                              Amortized     unrealized     unrealized       Fair
                                                 cost          gains         losses         value
                                             -----------   ------------   ------------   ----------
                                                                 (in thousands)
Available for sale
 U.S. Treasury securities ................    $  7,358        $   110       $   --        $  7,468
 Federal agency obligations ..............      19,251            126             (1)       19,376
 Mortgage-backed securities ..............     199,685          1,339         (650)        200,374
 State and municipal obligations .........      46,730          2,120         (112)         48,738
 Other securities ........................      25,417              1             (8)       25,410
                                              --------        -------       ---------     --------
Total available-for-sale .................    $298,441        $ 3,696       $ (771)       $301,366
                                              ========        =======       ========      ========
Held to maturity
 State and municipal obligations .........    $    677        $    22       $   --        $    699
                                              ========        =======       ========      ========
Total held to maturity ...................    $    677        $    22       $   --        $    699
                                              ========        =======       ========      ========

                                                                December 31, 1997
                                             ---------------------------------------------------------
                                                               Gross           Gross
                                              Amortized     unrealized      unrealized         Fair
                                                 cost          gains          losses          value
                                             -----------   ------------   --------------   -----------
                                                                  (in thousands)
Available for sale
 U.S. Treasury securities ................    $ 42,489        $   125       $       (2)     $ 42,612
 Federal agency obligations ..............      38,032            109             --          38,141
 Mortgage-backed securities ..............     204,788            705         (1,078)        204,415
 State and municipal obligations .........      51,215          1,939               (1)       53,153
 Other securities ........................      26,112             68             --          26,180
                                              --------        -------       ----------      --------
Total available-for-sale .................    $362,636        $ 2,946       $ (1,081)       $364,501
                                              ========        =======       ==========      ========
Held to maturity
 State and municipal obligations .........    $    682        $    17       $     --        $    699
                                              ========        =======       ==========      ========
Total held to maturity ...................    $    682        $    17       $     --        $    699
                                              ========        =======       ==========      ========

                       JeffBanks, Inc. and Subsidiaries

     NOTE 3 -- INVESTMENT SECURITIES  -- (Continued)

     The following table lists maturities of debt and equity securities at December 31, 1998 classified as available for sale and held to maturity:

                                                      Available for sale          Held to maturity
                                                   -------------------------   ----------------------
                                                    Amortized        Fair       Amortized      Fair
                                                       cost         value          cost        value
                                                   -----------   -----------   -----------   --------
                                                                     (in thousands)
Due in one year or less ........................    $ 17,253      $ 17,325        $  --       $  --
Due after one year through five years ..........       9,604         9,712          452         464
Due after five years through ten years .........       1,029         1,078          225         235
Due after ten years ............................      46,965        48,972           --          --
                                                    --------      --------        -----       -----
                                                      74,851        77,087          677         699
Mortgage-backed securities .....................     199,685       200,374           --          --
FHLB of Pittsburgh stock .......................      23,905        23,905           --          --
                                                    --------      --------        -----       -----
                                                    $298,441      $301,366        $ 677       $ 699
                                                    ========      ========        =====       =====

     Proceeds on sales of securities classified as available for sale were $157,486,000, $128,628,000 and $31,189,000 in 1998, 1997 and 1996,
respectively. Realized gains and losses on sales of investment securities were $1,203,000 and $51,000, $515,000 and $-0-, and $245,000 and $-0- in 1998, 1997
and 1996, respectively.

     Tax-exempt interest income on state and municipal obligations classified as investment securities was $2,859,000, $2,227,000, and $471,000 in 1998, 1997
and 1996, respectively.

     Investment securities with an aggregate carrying value of approximately $47,281,000 and $151,188,000 at December 31, 1998 and 1997, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

NOTE 4 -- LOANS

     Major classifications of loans are as follows:

                                                   December 31,
                                         ------------------------------
                                               1998            1997
                                         ---------------   ------------
                                                 (in thousands)
Commercial ...........................     $   426,375      $  299,956
Commercial mortgage ..................         231,231         246,986
Construction .........................          87,782          86,309
Direct financing leases, net .........          22,574          18,649
Consumer loans .......................         348,702         249,219
Credit card ..........................          22,817          21,669
Residential mortgage .................          73,023          75,288
Overdrafts ...........................           2,835           3,741
                                           -----------      ----------
                                             1,215,339       1,001,817
Allowance for credit losses ..........         (12,407)        (14,136)
                                           -----------      ----------
                                           $ 1,202,932      $  987,681
                                           ===========      ==========

                       JeffBanks, Inc. and Subsidiaries

NOTE 4 -- LOANS  -- (Continued)

     Changes in the allowance for credit losses are as follows:


                                                     Year ended December 31,
                                            ---------------------------------------
                                                1998          1997          1996
                                            -----------   -----------   -----------
                                                        (in thousands)
Balance at beginning of year ............    $ 14,136      $ 16,794      $  21,492
Provision charged to operations .........       5,963         3,700         10,115
Loans charged off .......................      (8,838)       (8,705)       (17,356)
Recoveries ..............................       1,146         2,347          2,543
                                             --------      --------      ---------
Balance at end of year ..................    $ 12,407      $ 14,136      $  16,794
                                             ========      ========      =========

     The balance of impaired loans was $12,369,000 and $9,857,000 at December 31, 1998 and 1997, respectively. The Banks have identified a loan as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the loan agreements. The allowance for credit loss associated with impaired loans was $2,842,000 and $2,324,000 at December 31, 1998 and 1997, respectively. The average recorded investment on impaired loans was $11,638,000 and $10,759,000 during 1998 and 1997, respectively, and the income recognized on impaired loans was $-0- for all periods. Total cash collected on impaired loans during 1998 and 1997 was $2,834,000 and $3,217,000, respectively, all of which was credited to the principal balance outstanding on such loans. Interest which would have been accrued on impaired loans during 1998, 1997 and 1996 was $985,000, $1,142,000 and $989,000, respectively. The
Banks' policy for interest income recognition on impaired loans is to recognize income on restructured loans under the accrual method. The Banks recognize income on non-accrual loans under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Banks; if these factors do not exist, the Banks will not recognize income.

     Loans past due 90 days or more as to interest or principal payments still accruing interest at December 31, 1998 and 1997 were $7,107,000 and $5,460,000, respectively. At December 31, 1998 and 1997, there were no commitments to lend additional funds to borrowers whose loans were classified as non-accrual.

     Loans totalling $137,000,000 and $188,000,000 at December 31, 1998 and
1997, respectively, were pledged as collateral to secure advances from the Federal Home Loan Bank (FHLB).

     Tax exempt interest on loans was $3,437,000, $232,000 and $256,000 in 1998, 1997 and 1996, respectively.

NOTE 5 -- PREMISES AND EQUIPMENT

     Premises and equipment are as follows:


                                                                       December 31,
                                                 Estimated     ----------------------------
                                                useful lives       1998            1997
                                              ---------------  ------------    ------------
                                                             (in thousands)
Land ......................................              --      $   2,795      $   2,795
Building ..................................   3 to 40 years          5,277          4,573
Furniture, fixtures and equipment .........   3 to 12 years         24,558         19,868
Leasehold improvements ....................   4 to 35 years         10,055          8,757
                                                                 ---------      ---------
                                                                    42,685         35,993
Accumulated depreciation ..................                        (18,600)       (16,475)
                                                                 ---------      ---------
                                                                 $  24,085      $  19,518
                                                                 =========      =========

                       JeffBanks, Inc. and Subsidiaries

NOTE 6 -- DEPOSITS

     The aggregate amount of jumbo certificates of deposit, each with a minimum denomination of $100,000, was $125,358,000 and $109,663,000 in 1998 and 1997,
respectively.

     At December 31, 1998, the scheduled maturities of certificates of deposit are as follows (in thousands):


       1999 ........................    $536,706
       2000 ........................      53,167
       2001 ........................       6,856
       2002 ........................       2,493
       2003 and thereafter .........       3,193
                                        --------
                                        $602,415
                                        ========

NOTE 7 -- DEBT

     FHLB advances -- short term

                                                           December 31,
                                                  -----------------------------
                                                       1998            1997
                                                  -------------   -------------
                                                          (in thousands
                                                       except percentages)
Balance outstanding ...........................     $  55,000       $ 148,000
Average during the year .......................        70,471          94,107
Maximum month-end balance .....................       150,000         127,750
Weighted average rate during the year .........          5.71%           5.66%
Weighted average rate at December 31 ..........          4.96%           5.65%

     FHLB advances - long term

     At December 31, 1998, JBPA had $54,182,000 in long-term advances from the FHLB. These advances had a weighted average rate of 5.34%. Outstanding borrowings mature as follows (in thousands):

  1999 - 2001 ..............    $     --
  2002 .....................      29,000
  2003 .....................      15,000
  Thereafter ...............      10,182
                                --------
                                $ 54,182
                                ========

     Unused advances from the FHLB were $190,127,000 and $27,006,000 at December 31, 1998 and 1997, respectively.

     Subordinated notes and debentures

     The Company issued $23,000,000 of 8.75% subordinated notes due April 1, 2006. These notes are redeemable at the option of the Company, in whole or in part, at any time on or after April 1, 2001, at their stated principal amount plus accrued interest, if any. Interest is payable semi-annually on April 1 and October 1.

     JBPA issued $9,000,000 of 9.5% subordinated debentures due February 15, 2003. These debentures are redeemable at the option of JBPA, in whole or in part, at any time on or after February 15, 2000, at their stated principal amount plus accrued interest, if any. Interest is payable semi-annually on February 15 and August 15. The note agreement restricts the payment of cash dividends and any other distributions to (i) 50% of the cumulative net income of JBPA since JBPA's inception plus (ii) $500,000 without the consent of a majority of the holders of the subordinated debentures. JBPA shall also not redeem or repurchase any of its preferred or common stock subject to the above limitation.

     As a result of the Regent acquisition, there were $2,750,000 of 7.75% subordinated debentures due September 30, 1998. These debentures were redeemed on September 30, 1998.

                       JeffBanks, Inc. and Subsidiaries

NOTE 7 -- DEBT  -- (Continued)

     Guaranteed preferred beneficial interest in the Company's subordinated debt

     On February 5, 1997, the Company issued $25,300,000 principal amount of 9.25% junior subordinated deferrable interest debentures due March 31, 2027 (the debentures) to JBI Capital Trust I (the Trust), a Delaware business trust, in which the Company owns all the common equity. The debentures are the sole asset of the Trust. The Trust issued $25,000,000 of Trust preferred securities to investors. The Company's obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust's obligations under the Trust preferred securities. Although the subordinated debentures will be treated as debt of the Company, they currently qualify for Tier 1 capital treatment, subject to certain limitations. The Trust preferred securities are callable by the Company on or after March 31, 2002, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier 1 capital is no longer permitted or certain other contingencies arise. The Trust preferred securities must be redeemed upon maturity of the debentures in 2027.


NOTE 8 -- SHAREHOLDERS' EQUITY

     On July 10, 1998, the Company declared a 5-for-3 stock split, payable August 20, 1998.

     On April 1, 1997, the Company declared a 5% common stock dividend, payable May 13, 1997. On January 17, 1996, the Company declared a 5% common stock dividend, payable March 15, 1996, in addition to its regular quarterly cash dividend. Quarterly cash dividends per common share totalled $.43 in 1998, $.34 in 1997 and $.24 in 1996.

NOTE 9 -- EARNINGS PER SHARE

     The Company's calculation of earnings per share in accordance with SFAS No. 128 is as follows (in thousands, except per share data):


                                                                               Year ended December 31, 1998
                                                                        ------------------------------------------
                                                                            Income          Shares       Per share
                                                                         (numerator)    (denominator)     amount
                                                                        -------------  ---------------  ----------
Basic earnings per share
 Net income available to common shareholders .........................     $ 11,432         10,301       $   1.11
Effect of dilutive securities
 Stock options .......................................................           --            655         (  .07)
                                                                           --------         ------       --------
Diluted earnings per share
 Net income available to common shareholders plus assumed conversions      $ 11,432         10,956       $   1.04
                                                                           ========         ======       ========

     Options to purchase 244,000 shares of common stock at an average price of $29.90 per share were outstanding during the year. They were not included in the computation of diluted earnings per share because the option exercise price was greater than the average market price.

                       JeffBanks, Inc. and Subsidiaries

NOTE 9 -- EARNINGS PER SHARE  -- (Continued)

                                                                    Year ended December 31, 1997
                                                            --------------------------------------------
                                                                Income           Shares        Per share
                                                             (numerator)     (denominator)      amount
                                                            -------------   ---------------   ----------
Basic earnings per share
 Net income available to common shareholders ............      $ 12,864           9,660        $   1.33
Effect of dilutive securities
 Stock options ..........................................            --             657          (  .08)
                                                               --------           -----        --------
Diluted earnings per share
 Net income available to common shareholders plus assumed
 conversions ............................................      $ 12,864          10,317        $   1.25
                                                               ========          ======        ========

                                                                    Year ended December 31, 1996
                                                            --------------------------------------------
                                                                Income           Shares        Per share
                                                             (numerator)     (denominator)      amount
                                                            -------------   ---------------   ----------
Basic earnings per share
 Net income available to common shareholders ............      $ 4,938           8,775         $   .56
Effect of dilutive securities
 Stock options ..........................................           --             472           ( .03)
                                                               -------           -----         -------
Diluted earnings per share
 Net income available to common shareholders plus assumed
 conversions ............................................      $ 4,938           9,247         $   .53
                                                               =======           =====         =======

NOTE 10 -- INCOME TAXES

     An analysis of current and deferred income taxes is as follows:

                                                                     Year ended December 31,
                                                              ------------------------------------
                                                                 1998         1997         1996
                                                              ----------   ----------   ----------
                                                                        (in thousands)
Current .................................................      $ 2,183      $ 4,067      $ 2,182
Deferred ................................................        1,817          503        2,056
                                                               -------      -------      -------
   Total ................................................      $ 4,000      $ 4,570      $ 4,238
                                                               =======      =======      =======

     The income tax provision reconciled to the tax computed at the statutory federal rate was as follows:

                                                          Year ended December 31,
                                                   ------------------------------------
                                                      1998         1997         1996
                                                   ----------   ----------   ----------
                                                              (in thousands)
Tax at statutory rate ..........................    $  5,248     $  6,086     $ 3,168
Increase (decrease) in taxes resulting from
 Tax-exempt loan and investment income .........      (1,975)        (791)       (210)
 Non-deductible amortization ...................         554          389         397
 Other, net ....................................         173       (1,114)        883
                                                    --------     --------     -------
      Applicable income tax ....................    $  4,000     $  4,570     $ 4,238
                                                    ========     ========     =======

                       JeffBanks, Inc. and Subsidiaries

NOTE 10 -- INCOME TAXES  -- (Continued)

     The net deferred asset consisted of the following:

                                                                       December 31,
                                                                 --------------------------
                                                                    1998           1997
                                                                 ----------   -------------
                                                                       (in thousands)
Allowance for credit losses ..................................    $  3,556      $ 3,881
Allowance for real estate owned ..............................         877          655
Purchased net operating loss carryforwards ...................       4,221        4,571
Other ........................................................          55           26
                                                                  --------      --------
   Total deferred tax assets .................................       8,709        9,133
Deferred asset valuation allowance ...........................      (2,748)      (2,748)
                                                                  --------      --------
   Net deferred tax asset ....................................       5,961        6,385
                                                                  --------      --------
Accumulated depreciation .....................................      (3,206)      (2,098)
Net unrealized gain on securities available for sale .........        (975)        (611)
Deferred loan costs ..........................................        (507)        (462)
Other ........................................................        (244)            (4)
                                                                  --------      ----------
   Total deferred tax liabilities ............................      (4,932)      (3,175)
                                                                  --------      ---------
Deferred tax asset, net of deferred tax liabilities ..........    $  1,029      $ 3,210
                                                                  ========      =========

NOTE 11 -- EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) plan covering substantially all employees. The Company matches $.25 for each dollar contributed by participants up to an annual maximum of $2,000 per participant. The Company's matching contributions were $135,000, $111,000 and $95,000 in 1998, 1997 and 1996, respectively.

     The Company maintains an Employee Stock Ownership Plan for employees of the Banks. Contributions to this plan are made by the Company in amounts determined by the Board of Directors. Contributions by the Company amounted to $-0-, $225,000 and $215,000 in 1998, 1997 and 1996, respectively. Contributions are distributed to the Banks in proportion to their respective employee salaries.

NOTE 12 -- STOCK OPTIONS

     The Company maintains a Key Employee Stock Option Plan (the Plan). Under the Plan, options to purchase a maximum of 1,000,000 shares of the Company's common stock may be issued to executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company, as selected by the Plan committee. Directors and independent contractors who, in the judgment of the Plan committee, have contributed to the success of the Company are also eligible to participate subject to certain limitations. Options granted under the Plan may be either qualified or non-qualified. Option prices must be 100% of fair market value of the shares on the date of grant and the exercise period may not exceed 10 years, except that, in the case of qualified options granted to persons holding 10% or more of the combined voting power of the Company, the option exercise price may not be less than 110% of the fair market value of the shares on the date of grant and the exercise period for any option may not exceed five years. Vesting of options granted under the Plan is determined by the Plan committee. The Plan committee has the right, in its discretion, to permit an optionee to be paid the difference between the option exercise price and the fair market value of the option shares on the date of option exercise. At December 31, 1998, options to purchase 38,300 shares under the Plan were authorized to be issued, but had not been granted.

     As a result of the Regent National Bank and United Valley Bank mergers, there are 179,787 and 239,083 respective options outstanding which are reflected in the tables in this footnote.

     Under former plans of the Company and JBPA, there were exercisable options outstanding to purchase 53,738 shares of the Company's common stock at $7.91 per share at December 31, 1998. At December 31, 1997 and 1996, there were exercisable options to purchase 110,250 shares at $8.16 and 54,738 shares at 7.91, respectively. No options were granted or expired during 1998, 1997 and 1996 under these former plans, and 110,250 shares were exercised at $8.16 in 1998.

                       JeffBanks, Inc. and Subsidiaries

NOTE 12 -- STOCK OPTIONS  -- (Continued)

     Had compensation cost for the plans been determined based on the fair value of the options at the grant dates consistent with SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                                   Year ended December 31,
                                                          ---------------------------------------
                                                              1998           1997          1996
                                                          ------------   ------------   ---------
                                                           (in thousands, except per share data)
Net income                                As reported       $ 11,432       $ 13,331      $5,080
                                          Pro forma            9,704         11,720       4,995
Net income per common share - basic       As reported            1.11           1.33        .56
                                          Pro forma               .94           1.21        .54
Net income per common share - diluted     As reported            1.04           1.25        .53
                                          Pro forma               .89           1.14        .51

     These pro forma amounts may not be representative of future disclosures because they do not take into effect pro forma compensation expense related to grants before 1995.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 2.59% in 1998, 2.0% in 1997 and 2.5% in 1996; expected volatility of 22% in 1998, 15% in 1997 and 10% in 1996; risk-free interest rates of 5.37%, 6.42% and 6.19% in 1998, 1997 and 1996, respectively; and expected lives of 10 years for all three years.

     A summary of the status of the Company's option plans as of December 31, 1998, 1997 and 1996 and the changes during the years ending on those dates is represented below:

                                                       1998                         1997                        1996
                                            --------------------------   --------------------------   -------------------------
                                                             Weighted                     Weighted                     Weighted
                                                              average                      average                     average
                                                             exercise                     exercise                     exercise
                                                Shares         price         Shares         price         Shares        price
                                            -------------   ----------   -------------   ----------   -------------   ---------
Outstanding, beginning of year ..........     1,497,425      $  11.09      1,104,318      $  8.75       1,159,495      $ 8.53
Granted .................................       356,446         28.09        437,677        16.64          27,125       13.22
Exercised ...............................      (362,750)         9.66        (39,015)        6.74         (82,302)       6.74
Forfeited ...............................       (17,504)        20.57         (5,555)       13.54              --          --
                                              ---------                    ---------                    ---------
Outstanding, end of year ................     1,473,617         15.46      1,497,425        11.09       1,104,318        8.75
                                              ---------                    ---------                    ---------
Options exercisable at year-end .........     1,364,117                    1,497,425                    1,104,318
                                              =========                    =========                    =========
Weighted average fair value of options
 granted during the year ................                    $  11.01                     $  9.84                      $ 5.61
                                                             ========                     =======                      ======

     The following table summarizes information about options outstanding at December 31, 1998:

                         Options outstanding                                 Options exercisable
----------------------------------------------------------------------   ----------------------------
                                              Weighted
                             Number            average       Weighted         Number         Weighted
                         outstanding at       remaining       average     outstanding at     average
       Range of           December 31,       contractual     exercise      December 31,      exercise
   exercise prices            1998          life (years)       price           1998           price
---------------------   ----------------   --------------   ----------   ----------------   ---------
$ 6.74 -- $ 9.93              519,571      3.57              $  8.25           519,571       $  8.25
 12.11 --  18.15              526,148      7.83                14.27           526,148         14.27
 22.77 --  32.25              427,898      9.42                27.48           318,398         28.64
                              -------                                          -------
                            1,473,617                                        1,364,117
                            =========                                        =========

                       JeffBanks, Inc. and Subsidiaries

NOTE 13 -- RELATED PARTY TRANSACTIONS

     At December 31, 1998 and 1997, loans outstanding to certain officers and directors of the Company and their subsidiaries and companies in which they have material ownership amounted to $13,425,000 and $19,486,000, respectively. An analysis of activity in loans to related parties at December 31, 1998 resulted in new loans of $3,954,000; reductions of $10,063,000, representing payments; and additions of $48,000, representing changes in the composition of related parties. Deposits of these individuals and their affiliated companies at December 31, 1998 and 1997 were $60,829,000 and $45,154,000, respectively.
The majority of the related party deposits at December 31, 1998 were short-term in nature.

     The Banks lease premises from several limited partnerships whose partners are persons related to the Company. Rental expense under these leases was $633,000, $355,000 and $355,000 in 1998, 1997 and 1996, respectively.

NOTE 14 -- COMMITMENTS AND CONTINGENCIES

Operating leases

     The Company leases certain of its operating facilities under non-cancellable operating leases expiring in 1999 through 2018. The leases require payment by the Company of the real estate taxes and insurance on the leased properties. Approximate future minimum annual rental payments are as follows (in thousands):



          Year ending December 31
          -------------------------
                 1999 ..................    $ 2,580
                 2000 ..................      2,261
                 2001 ..................      2,173
                 2002 ..................      1,986
                 2003 ..................      1,826
                 Thereafter ............      4,857
                                            -------
                                            $15,683
                                            =======

     Rental expense amounted to $2,755,000, $2,207,000 and $1,927,000 in 1998,
1997 and 1996, respectively.

Other

     In the normal course of business, the Banks have been named as defendants in several lawsuits. Although the ultimate outcome of these suits cannot be ascertained at this time, it is the opinion of management that the resolution of such suits will not have a material adverse effect on the financial position or results of operations of the Company.

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 requires disclosure of the estimated fair value of an entity's assets and liabilities considered to be financial instruments. For the Company, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS No. 107. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Company's general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities, except for certain loans. Therefore, the Company had to use significant estimations and present value calculations to prepare this disclosure.

     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

     Estimated fair values have been determined by the Company using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used, the estimated fair values, and recorded book balances at December 31, 1998 and 1997 are outlined below.

                       JeffBanks, Inc. and Subsidiaries

NOTE 15 -- FAIR VALUE OF FINANCIAL INSTRUMENTS  -- (Continued)

     For cash and cash equivalents, the recorded book values of $54,599,000 and $147,837,000 at December 31, 1998 and 1997, respectively, approximate fair values. The estimated fair values of investment securities are based on quoted market prices, if available. Estimated fair values are based on quoted market prices of comparable instruments if quoted market prices are not available.

                                                                1998                         1997
                                                     ---------------------------   -------------------------
                                                       Carrying       Estimated     Carrying      Estimated
                                                        amount       fair value      amount      fair value
                                                     ------------   ------------   ----------   ------------
                                                                         (in thousands)
Investment securities ............................    $  302,043     $  302,065     $365,183     $  365,200
Loans, including mortgages held for sale .........     1,217,532      1,224,244      992,008      1,008,045

     The net loan portfolio at December 31, 1998 and 1997 has been valued using a present value discounted cash flow where market prices were not available. The discount rate used in these calculations is the estimated current market rate adjusted for credit risk. The carrying value of accrued interest approximates fair value.

     The estimated fair values of demand deposits (i.e. interest (checking) and non-interest bearing demand accounts, savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e. their carrying amounts). The carrying amounts of variable rate accounts and certificates of deposit approximate their fair values at the reporting date. The carrying amount of accrued interest payable approximates its fair value.

     The majority of all time deposits with stated maturities totalling $602,415,000 and $508,139,000 mature or reprice within one year of December 31, 1998 and 1997, respectively; therefore, the recorded book value of such deposits approximates its fair value.

     The recorded book balance of subordinated debentures of $32,000,000 and $34,750,000 at December 31, 1998 and 1997, respectively, had an approximate fair value of $32,062,000 and $33,625,000, respectively.

     The recorded book balance of the guaranteed beneficial interest in the Company's Trust preferred debt of $25,300,000 at December 31, 1998 and 1997 had an approximate fair value of $25,416,000 and $23,782,000, respectively.

     The fair values of the FHLB advances totalling $109,182,000 and $203,511,000 are estimated to approximate their recorded book balances at December 31, 1998 and 1997, respectively.

     There was no material difference between the notional amount and the estimated fair value of off-balance-sheet items which totalled approximately $398,409,000 and $364,434,000 at December 31, 1998 and 1997, respectively, and primarily comprise unfunded loan commitments which are generally priced at market at the time of funding.

NOTE 16 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS
           OF CREDIT RISK

     The Banks are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Banks have in particular classes of financial instruments.

     The Banks' exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

     Unless noted otherwise, the Banks do not require collateral or other security to support financial instruments with credit risk. The approximate contract amounts are as follows:

                                                                                  1998          1997
                                                                              -----------   -----------
                                                                                   (in thousands)
     Financial instruments whose contract amounts represent credit risk
        Commitments to extend credit ......................................    $370,514      $351,810
        Standby letters of credit and financial guarantees written ........      27,895        12,624

                       JeffBanks, Inc. and Subsidiaries

NOTE 16 -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS
           OF CREDIT RISK -- (Continued)

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Banks evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation.

     Standby letters of credit are conditional commitments issued by the Banks to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Banks hold residential or commercial real estate, accounts receivable, inventory and equipment as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1998 and 1997 varies up to 100%.

     The Banks grant loans primarily to customers in Philadelphia and its immediately adjacent suburban Pennsylvania counties which include Chester, Delaware and Montgomery and southern New Jersey which includes Camden and Burlington counties. Although the Banks have diversified loan portfolios, a large portion of their loans are secured by commercial or residential real property. The Banks do not generally engage in non-recourse lending and typically will require the principals of any commercial borrower to obligate themselves personally on the loan. Although the Banks have diversified loan portfolios, a substantial portion of their debtors' ability to honor their contracts is dependent upon the economic sector. Commercial and standby letters of credit were granted primarily to commercial borrowers.

NOTE 17 -- REGULATORY MATTERS

     The Bank Holding Company Act of 1956 restricts the amount of dividends the Company can pay. Accordingly, dividends should generally only be paid out of current earnings, as defined.

     The Pennsylvania Banking Code of 1965 restricts the amount of dividends JBPA can pay. Accordingly, dividends may be declared and paid only out of net earnings, as defined. Where surplus, as defined, is less than 50% of the amount of JBPA's capital, no dividend may be paid or declared without the prior approval of the Pennsylvania Department of Banking (the Department) until the surplus, as defined, is equal to 50% of the total amount of capital. Where surplus, as defined, is less than 100% of capital, until such time as surplus equals capital, JBPA must transfer at least 10% of its net earnings to surplus, as defined, prior to the declaration of a dividend. The Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice.

     The New Jersey Banking Act of 1948 restricts the amount of dividends paid on JBNJ capital stock. Accordingly, no dividends shall be paid by JBNJ on its capital stock unless, following the payment of such dividends, the capital stock of JBNJ will be unimpaired, and (1) JBNJ will have a surplus, as defined, of not less than 50% of its capital, or, if not, (2) the payment of such dividend will not reduce the surplus, as defined, of JBNJ.

     The Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Banks' consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Banks' assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

     Quantitative measures established by regulations to ensure capital adequacy require the Banks to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets, and of Tier 1 capital to average assets. Management believes, as of December 31, 1998, that the Banks meet all capital adequacy requirements to which they are subject.

                       JeffBanks, Inc. and Subsidiaries

NOTE 17 -- REGULATORY MATTERS  -- (Continued)

     As of December 31, 1998, the Banks met all regulatory requirements for classification as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Banks must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

     As of December 31, 1998 and 1997, the Company and the Banks had the following capital ratios:



                                                                                             To be well
                                                                                          capitalized under
                                                                 For capital              prompt corrective
                                        Actual                adequacy purposes           action provisions
                               -------------------------   ------------------------   -------------------------
                                  Amount        Ratio         Amount        Ratio        Amount        Ratio
                               -----------   -----------   -----------   ----------   -----------   -----------
As of December 31, 1998
 Total capital
   (to risk-weighted assets)
   Company .................    $191,903         15.24%     $100,708         8.00%     $125,885         N/A
   JBPA ....................     152,864         13.03        93,832         8.00       117,290         10.00%
   JBNJ ....................      11,928         13.21         7,223         8.00         9,029         10.00
 Tier I capital
   (to risk-weighted assets)
   Company .................     149,296         11.86        50,354         4.00        75,531         N/A
   JBPA ....................     113,784          9.70        46,916         4.00        70,374          6.00
   JBNJ ....................       8,401          9.30         3,612         4.00         5,417          6.00
 Tier I capital
   (to average assets)
   Company .................     149,296          9.11        65,531         4.00        81,914         N/A
   JBPA ....................     113,784          7.53        60,424         4.00        75,530          5.00
   JBNJ ....................       8,401          6.58         5,107         4.00         6,384          5.00


                                                                                            To be well
                                                                                         capitalized under
                                                                 For capital             prompt corrective
                                        Actual                adequacy purposes          action provisions
                               -------------------------   -----------------------   -------------------------
                                  Amount        Ratio        Amount        Ratio        Amount        Ratio
                               -----------   -----------   ----------   ----------   -----------   -----------
As of December 31, 1997
 Total capital
   (to risk-weighted assets)
   Company .................    $182,012         17.12%     $85,061         8.00%     $106,326         N/A
   JBPA ....................     143,596         14.87       77,244         8.00        96,555         10.00%
   JBNJ ....................      10,754         13.57        6,338         8.00         7,922         10.00
 Tier I capital
   (to risk-weighted assets)
   Company .................     136,864         12.87       42,530         4.00        63,796         N/A
   JBPA ....................     102,565         10.62       38,622         4.00        57,933          6.00
   JBNJ ....................       7,311          9.23        3,169         4.00         4,753          6.00
 Tier I capital
   (to average assets)
   Company .................     136,864          9.41       58,203         4.00        72,754         N/A
   JBPA ....................     102,565          7.59       54,052         4.00        67,565          5.00
   JBNJ ....................       7,311          7.04        4,151         4.00         5,189          5.00


                       JeffBanks, Inc. and Subsidiaries

NOTE 18 -- CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY

     The condensed financial information for JeffBanks, Inc. (parent company only) is as follows:


                           CONDENSED BALANCE SHEETS

                                                                                  December 31,
                                                                             -----------------------
                                                                                1998         1997
                                                                             ----------   ----------
                                                                                 (in thousands)
Assets
 Cash ....................................................................    $    873     $    920
 Equity investment in subsidiaries .......................................     155,625      148,116
 Investment in Banks' subordinated notes .................................      23,000       23,000
 Investment in securities available for sale .............................         600          904
 Accrued interest receivable .............................................         485          510
 Premises and equipment, net .............................................          85          129
 Other assets ............................................................          --           34
                                                                              --------     --------
                                                                              $180,668     $173,613
                                                                              ========     ========
Liabilities and shareholders' equity
 Subordinated notes ......................................................    $ 23,000     $ 25,750
 Minority interest in consolidated subsidiary ............................      25,300       25,300
 Accrued interest payable ................................................         485          503
 Other liabilities .......................................................         205          254
                                                                              --------     --------
                                                                                48,990       51,807
                                                                              --------     --------
Shareholders' equity
 Common stock ............................................................      10,487        6,094
 Additional paid-in capital ..............................................      97,308       95,150
 Retained earnings .......................................................      21,933       19,308
 Net unrealized gain on investment securities available for sale .........       1,950        1,254
                                                                              --------     --------
                                                                               131,678      121,806
                                                                              --------     --------
                                                                              $180,668     $173,613
                                                                              ========     ========


                       JeffBanks, Inc. and Subsidiaries

NOTE 18 -- CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY
 -- (Continued)

                        CONDENSED STATEMENTS OF INCOME

                                                                                    Year ended December 31,
                                                                             -------------------------------------
                                                                                 1998          1997         1996
                                                                             -----------   -----------   ---------
                                                                                        (in thousands)
Income
 Dividends from the Banks ................................................     $ 4,553       $ 3,602      $2,356
 Dividends from Non-banks ................................................       2,119         2,119          --
 Interest income from the Banks ..........................................       2,234         2,013       1,542
 Interest income from investment securities ..............................          12            40           9
 Gain on sales of investment securities ..................................          67            --          --
 Management service fees from the Banks ..................................       2,953         2,752       3,061
                                                                               -------       -------      ------
 Total income ............................................................      11,938        10,526       6,968
                                                                               -------       -------      ------
Expenses
 Interest on subordinated notes ..........................................       2,340         2,227       1,762
 Interest on preferred securities ........................................       2,119         2,119          --
 Salaries and employee benefits ..........................................       1,133         1,053       1,189
 Occupancy expense .......................................................         143            57          55
 Depreciation ............................................................          42            48          49
 Data processing expense .................................................         779           691         930
 Advertising .............................................................         324           326         453
 Insurance ...............................................................         410           316         345
 Other ...................................................................         227            63          86
                                                                               -------       -------      ------
 Total expenses ..........................................................       7,517         6,900       4,869
                                                                               -------       -------      ------
 Income before income taxes and equity in undistributed net income .......       4,421         3,626       2,099
Provision for income taxes ...............................................         (45)           79          --
 Equity in undistributed net income ......................................       6,966         9,784       2,981
                                                                               -------       -------      ------
   Income before dividend on preferred stocks ............................      11,432        13,331       5,080
Preferred stock dividend .................................................          --          (467)       (142)
                                                                               -------       -------      ------
   Net income ............................................................     $11,432       $12,864      $4,938
                                                                               =======       =======      ======


                       JeffBanks, Inc. and Subsidiaries

NOTE 18 -- CONDENSED FINANCIAL INFORMATION -- PARENT COMPANY ONLY
 -- (Continued)

                      CONDENSED STATEMENTS OF CASH FLOWS

                                                                                     Year ended December 31,
                                                                             ---------------------------------------
                                                                                1998          1997           1996
                                                                             ----------   ------------   -----------
                                                                                         (in thousands)
Operating activities
 Net income ..............................................................    $ 11,432     $  13,331      $   5,080
 Adjustments to reconcile net income to net cash provided by operating activities ..................................................
   Depreciation and amortization .........................................          42            48             49
   Gain on sales of investment securities ................................         (67)           --            ---
   Equity in undistributed net income ....................................      (6,966)       (9,784)        (2,981)
   Increase in other liabilities .........................................          87           (81)           169
   Decrease in other assets ..............................................          59            18             62
                                                                              --------     ---------      ---------
      Net cash provided by operating activities ..........................       4,587         3,532          2,379
                                                                              --------     ---------      ---------
Investing activities
 Proceeds from the sale of investment securities available for sale ......         872            --             --
 Investments in subsidiaries .............................................          --       (25,300)       (23,000)
 Purchases of investment securities available for sale ...................        (500)         (699)            96
                                                                              --------     ---------      ---------
      Net cash provided by (used in) investing activities ................         372       (25,999)       (22,904)
                                                                              --------     ---------      ---------
Financing activities
 Proceeds from issuance of preferred stock ...............................          --           106             --
 Redemption of preferred stock ...........................................          --          (143)            --
 (Redemption) issuance of subordinated debentures ........................      (2,750)           --         23,000
 Purchase of common stock for benefit plans ..............................        (341)           --             --
 Proceeds from issuance of preferred securities ..........................          --        25,300             --
 Dividends paid on common stock ..........................................      (4,660)       (3,383)        (2,441)
 Proceeds from issuance of common stock ..................................       2,745           794            438
                                                                              --------     ---------      ---------
      Net cash used in financing activities ..............................      (5,006)       22,674         20,997
                                                                              --------     ---------      ---------
Net (decrease) increase in cash ..........................................         (47)          207            472
Cash at beginning of year ................................................         920           713            241
                                                                              --------     ---------      ---------
Cash at end of year ......................................................    $    873     $     920      $     713
                                                                              ========     =========      =========

                       JeffBanks, Inc. and Subsidiaries

NOTE 19 -- QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following represents summarized quarterly financial data of the Company which, in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's results of operations.

                                                                          Three months ended
                                                     ------------------------------------------------------------
                                                      December 31     September 30       June 30       March 31
                                                     -------------   --------------   ------------   ------------
                                                                (in thousands, except per share data)
1998
----
 Interest income .................................     $ 31,028         $ 32,776        $ 30,154       $ 29,535
 Interest expense ................................       16,198           16,969          15,551         15,002
 Net interest income .............................       14,830           15,807          14,603         14,533
 Provision for credit losses .....................        1,310            1,140           2,547            966
 Gain on sale of securities ......................          583              262              64            243
 Other operating income ..........................        3,806            3,189           3,967          3,101
 Other operating expenses ........................       12,699           13,330          15,600         11,964
 Income before income taxes ......................        5,210            4,788             487          4,947
 Net income ......................................        4,119            3,678             386          3,249
 Per share data ..................................
   Net income per common share - basic ...........     $   0.39         $   0.36        $   0.04       $   0.32
   Net income per common share - diluted .........     $   0.39         $   0.33        $   0.03       $   0.29
1997
----
 Interest income .................................       28,943           28,536          26,882         26,259
 Interest expense ................................       14,820           14,531          13,419         12,882
 Net interest income .............................       14,123           14,005          13,463         13,377
 Provision for credit losses .....................          960              945           1,170            625
 Gain on sale of securities ......................          185              183             147             --
 Other operating income ..........................        3,369            3,105           2,907          3,307
 Other operating expenses ........................       11,179           11,351          11,831         12,209
 Income before income taxes ......................        5,538            4,997           3,516          3,850
 Net income ......................................        4,182            3,353           2,920          2,409
 Per share data ..................................
   Net income per common share - basic ...........     $   0.42         $   0.34        $   0.30       $   0.27
   Net income per common share - diluted .........     $   0.39         $   0.32        $   0.28       $   0.26
